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                                                                 Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1999 for LeukoSite, Inc. financial statements as of December 31, 1998 and 1999 and for the three years in the period ended December 31, 1999 included in this Form 8-K, into Millennium Pharmaceuticals, Inc. previously filed Registration Statement File Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-28239, 333-84381, 333-84373,
333-90399, 333-93397, 333-84377 and 333-93249.

                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 4, 2000